UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 07, 2010

(Date of earliest event reported)
Corning Natural Gas Corporation (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-00643 (Commission File Number)	16-0397420 (I.R.S. Employer Identification No.)

330 West William Street, Corning, New York (Address of principal executive offices)	14830 (Zip Code)

(607) 936-3755 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 7, 2010, Corning Natural Gas Corporation ("Corning") entered agreements with Community Bank N.A. ("Community Bank") pursuant to a Term Loan Agreement, Commercial Promissory Note and Commercial Security Agreements (together, the "Note") in the amount of $1,050,000. The Note will be payable monthly for five years at the fixed interest rate of 6.250% per annum with a balloon payment due at the end of the period in an amount equal to the then unpaid principal and interest. The purpose of this Note is to fund construction projects in our new franchise area located in Virgil, New York.

Any amounts due under the Note will become immediately due and payable in the event of default, as defined in the Note, and are secured by agreements dated March 31, 2010. The Note also contains customary representations, warranties and covenants made by the parties.

The foregoing description of the Note is not complete and is qualified in its entirety by the full and complete terms, is attached as Exhibits 10.2, 10.3, 10.4 and 10.5 to this current report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Letter of Commitment by and between Corning Natural Gas Corporation and Community Bank N.A.
10.2	Term Loan Agreement by and between Corning Natural Gas Corporation and Community Bank N.A.
10.3	Commercial Promissory Note by and between Corning Natural Gas Corporation and Community Bank N.A.
10.4	Commercial Security Agreement by and between Corning Natural Gas Corporation and Community Bank N.A.
10.5	Commercial Security Agreement by and between Corning Natural Gas Corporation and Community Bank N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Natural Gas Corporation
/s/ Firouzeh Farhangi
Dated: April 07, 2010	By Firouzeh Sarhangi, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter of Commitment by and between Corning Natural Gas Corporation and Community Bank N.A.

10.2	Term Loan Agreement by and between Corning Natural Gas Corporation and Community Bank N.A.

10.3	Commercial Promissory Note by and between Corning Natural Gas Corporation and Community Bank N.A.

10.4	Commercial Security Agreement by and between Corning Natural Gas Corporation and Community Bank N.A.

10.5	Commercial Security Agreement by and between Corning Natural Gas Corporation and Community Bank N.A.